Exhibit 10.2
AMENDMENT NUMBER SIX
TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NUMBER SIX TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of August 23, 2002, by and among BANK OF AMERICA, N.A., a national banking association, U.S. BANK NATIONAL ASSOCIATION, a national banking association, KEYBANK NATIONAL ASSOCIATION, a national banking association (“Lenders”), BANK OF AMERICA, N.A., as agent for the Lenders (“Agent”); and FLOW INTERNATIONAL CORPORATION, a Washington corporation (“Borrower”).

RECITALS

A.  Lenders, Agent and Borrower are parties to that certain Amended and Restated Credit Agreement dated as of December 29, 2000, as amended by that certain Amendment Number One to Amended and Restated Credit Agreement dated as of February 28, 2001, that certain Amendment Number Two to Amended and Restated Credit Agreement dated as of May 30, 2001, that certain Amendment Number Three to Amended and Restated Credit Agreement dated as of July 31, 2001, that certain Amendment Number Four to Amended and Restated Credit Agreement dated as of December 13, 2001 and that certain Amendment Number Five to Amended and Restated Credit Agreement dated as of July 26, 2002 (the “Credit Agreement”).

B.  John Hancock Life Insurance Company and the other Noteholders and Company are parties to that certain agreement to purchase the Company’s 13% Senior Subordinated Notes dated as of April 30, 2001 (the “Note Purchase Agreement”);

C.  The Note Purchase Agreement provides for Noteholders to obtain subordinated guaranties from any subsidiaries of Company that execute guaranties in favor of Lenders;

D.  As a condition to the effectiveness of an amendment to the Note Purchase Agreement requested by Company, Noteholders have required Company and certain of its subsidiaries to grant Noteholders a security interest in the property that secures the Credit Agreement;

E.  In the absence of this Amendment, the Credit Agreement would prohibit Company from granting the security interest required by Noteholders; and

F.  The execution and delivery of that certain Intercreditor Agreement among Noteholders, Lenders, Agent, Company and Guarantors is one of the material conditions to the effectiveness of this Amendment,

NOW, THEREFORE, the parties hereto agree as follows:

AGREEMENT

1.  Definitions.    Capitalized terms not otherwise defined in this Amendment shall have the meaning set forth in the Credit Agreement.

2.  Amendment to Credit Agreement.

(a)  Amendment to Section 1.1.    Section 1.1 of the Credit Agreement is hereby amended as follows:

(i)  Amendment of Definition of “Collateral.”    The definition of “Collateral” is hereby amended by deleting it entirely and replacing it with the following:

“Collateral” means all personal or real property in which any of the Security Documents now or hereafter create or purport to create a Lien.

(ii)  Addition of Definition of “Control Agreement.”    The definition of “Control Agreement” is hereby added to the Credit Agreement as follows:

“Control Agreement” means an agreement in substantially the form of Exhibit K hereto or any other agreement in form and substance acceptable to Agent which gives Agent “control” over the Deposit Accounts for purposes of perfecting Agent’s security interest therein.

(iii)  Addition of Definition of “Deeds of Trust.”    The definition of “Deeds of Trust” is hereby added to the Credit Agreement as follows:

“Deeds of Trust” means (i) the Indiana Mortgage; (ii) when executed and delivered by the Borrower, Washington Deed of Trust; and (iii) any other real estate mortgages or deeds of trust from time to time executed by Borrower or any Guarantor to secure any of the obligations under the Loan Documents.

(iv)  Addition of Definition of “Deposit Accounts.”    The definition of “Deposit Accounts” is hereby added to the Credit Agreement as follows:

“Deposit Accounts” means the Deposit Accounts (as defined therein) in which the Security Agreement or Guarantor Security Agreement creates or purports to create a security interest.

(v)  Addition of Definition of “Environmental Indemnity Agreement.”    The definition of “Environmental Indemnity Agreement” is hereby added to the Credit Agreement as follows:

“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement dated as of the date of the Sixth Amendment by and among Borrower, Lenders, Agent and in substantially the form of Exhibit F attached hereto.

(vi)  Addition of Definition of “Financial Transaction Obligations.”    The definition of “Financial Transaction Obligations” is hereby added to the Credit Agreement as follows:

“Financial Transactions Obligations” means all indebtedness, liabilities and obligations of Borrower to Bank of America or any Affiliate of Bank of America now or hereafter existing, whether joint or several, direct or indirect, absolute or contingent or due or to become due, arising under or in connection with any agreement (including all schedules thereto, confirmations of transactions thereunder, and documents, definitions, and agreements incorporated therein by reference or relating thereto) pursuant to which Bank of America has agreed to permit daylight overdrafts to occur on accounts maintained by Borrower with Bank of America, provide remote disbursement services for Borrower, process automated clearing house (ACH) transactions for the account of Borrower or extend credit to Borrower, in the form of credit card accounts, including, without limitation, any interest due thereon, all fees, costs, and expenses incurred by Bank of America in connection therewith, and termination payments and indemnifications relating thereto.

(vii)  Addition of Definition of “Guarantor Documents.”    The definition of “Guarantor Documents” is hereby added to the Credit Agreement as follows:

“Guarantor Documents” means the Guaranty, the Guarantor Security Agreement and, when executed and delivered, any Deed of Trust executed by any Guarantor.

(viii)  Addition of Definition of “Guarantor Security Agreement.”    The definition of “Guarantor Security Agreement” is hereby added to the Credit Agreement as follows:

“Guarantor Security Agreement” means that certain Security Agreement dated as of the date of the Sixth Amendment executed by, or otherwise binding upon, current and future Guarantors in favor of Agent and Lenders in substantially the form of Exhibit H attached hereto.

(ix)  Amendment to Definition of “Guarantors.”     The definition of “Guarantor” is hereby amended by deleting it entirely and replacing it with the following:

“Guarantors” means the Domestic Subsidiaries listed on Schedule 7 to the Security Agreement and any other Domestic Subsidiary that from time to time executes and delivers a supplement in the form attached to, or otherwise becomes bound by, the Guaranty.

(x)  Addition of Definition of “Guaranty.”    The definition of “Guaranty” is hereby added to the Credit Agreement as follows:

“Guaranty” means the Guaranty dated as of the date of the Sixth Amendment executed by Guarantors in favor of Agent and Lenders, and by any additional Guarantors from time to time in accordance with this Agreement, in substantially the form of Exhibit G attached hereto.

(xi)  Addition of Definition of “Indiana Mortgage.”    The definition of “Indiana Mortgage” is hereby added to the Credit Agreement as follows:

“Indiana Mortgage” means that certain Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of the date of the Sixth Amendment executed by Borrower in favor of Agent and Lenders covering certain real property located in Indiana in substantially the form of Exhibit E attached hereto.

(xii)  Amendment to definition of “Intercreditor Agreement.”    The definition of “Intercreditor Agreement” is hereby deleted and replaced with the following:

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the date of the Sixth Amendment by and among Borrower, Lenders, Agent, Guarantors and Noteholders in substantially the form of Exhibit I attached hereto.

(xiii)  Amendment to Definition of “Loan Documents.”    The definition of “Loan Documents” is hereby deleted and replaced with the following:

“Loan Documents” means this Agreement, the Notes, the Letters of Credit, the Reimbursement Agreements, the Security Documents, the Guaranty, the Environmental Indemnity Agreement and all other certificates, instruments and other documents executed by or on behalf of Borrower or any Guarantor in connection with this Agreement or the transactions contemplated hereby (including, without limitation, the Control Agreements when executed and delivered).

(xiv)  Addition of Definition of “New Borrower Documents.”    The definition of “New Borrower Documents” is hereby added to the Credit Agreement as follows:

“New Borrower Documents” means the Sixth Amendment, the Notes, the Security Agreement, the Pledge Agreement, the Indiana Mortgage, the Environmental Indemnity Agreement, and the Intercreditor Agreement.

(xv)  Addition of Definition of “New UCC Financing Statements.”    The definition of “New UCC Financing Statements” is hereby added to the Credit Agreement as follows:

“New UCC Financing Statements” means the UCC financing statements filed or to be filed to perfect, or otherwise relating to, to security interests created by the Security Agreement, the Pledge Agreement or the Guarantor Security Agreement.

(xvi)  Addition of Definition of “Noteholders.”    The definition of “Noteholders” is hereby added to the Credit Agreement as follows:

“Noteholders” means John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, Signature 4 Limited, and Signature 5 L.P.

(xvii)  Addition of Definition of “Pledge Agreement.”    The definition of “Pledge Agreement” is hereby added to the Credit Agreement as follows:

“Pledge Agreement” means that certain pledge agreement dated as of the date of the Sixth Amendment executed by Borrower in favor of Bank of America as agent for Lenders in substantially the form of Exhibit C attached hereto.

(xviii)  Amendment to Definition of “Security Agreement.”    The definition of “Security Agreement” is hereby deleted and replaced with the following:

“Security Agreement” means that certain Amended and Restated Security dated as of the date of the Sixth Amendment executed by Borrower in favor of Agent in substantially the form of Exhibit B attached hereto.

(xix)  Addition of Definition of “Security Documents.”    The definition of “Security Documents” is hereby added to the Credit Agreement as follows:

“Security Documents” means the Security Agreement, the Pledge Agreement, the Deeds of Trust, the Guaranty Security Agreement, and the UCC Financing Statements.

(xx)  Addition of Definition of “Sixth Amendment.”    The definition of “Sixth Amendment” is hereby added to the Credit Agreement as follows:

“Sixth Amendment” means that certain Amendment Number Six to Amended and Restated Credit Agreement dated as of August 23, 2002 among Borrower, Lenders and Agent.

(xxi)  Amendment to Definition of “UCC Financing Statements.”    The definition of “UCC Financing Statements” is hereby deleted and replaced with the following:

“UCC Financing Statements” means the UCC Financing (as defined in this Agreement prior to the date of the Sixth Amendment) together with the New UCC Financing Statements.

(xxii)  Addition of Definition of “Washington Deed of Trust.”    The definition of “Washington Deed of Trust” is hereby added to the Credit Agreement as follows:

“Washington Deed of Trust” means that certain Deed of Trust, Security Agreement and Financing Statement to be executed by Borrower in favor of Agent and Lenders covering certain real property located in Washington state in substantially the form of Exhibit D attached hereto.

(b)  Amendment to Section 2.9—Notes.    The second and third sentences in Section 2.9 are deleted. The first sentence of Section 2.9 is hereby amended and restated to read as follows:

The Revolving Loans shall be evidenced by promissory notes of Borrower substantially in the forms attached hereto as Exhibits A-1, A-2, and A-3 to the Sixth Amendment.

(c)  Amendment to Section 2.13—Application of Payments.    Section 2.13 of the Credit Agreement is hereby amended by replacing the first sentence with the following:

Any payment by Borrower hereunder shall be applied first, against fees, expenses and indemnities due hereunder; second, against interest then due in respect of any Loan; third, against amounts due under Section 3.4 hereof; fourth, against any Financial Transaction Obligations; and thereafter, ratably against amounts owing under Swap Documents and Loan principal.

(d)  Amendment to Section 4.2—Conditions to All Loans and Issuances of Letters of Credit.    Section 4.2 is hereby amended by adding a new subsection (e) as follows:

(e)  Neither the Agent nor any Lender shall have received from the Borrower or any Guarantor any notice terminating or purporting to terminate any Guarantor’s obligations under the Guaranty to which it is a party or claiming that any such Guaranty is not or will in the future not be fully enforceable against each Guarantor in accordance with their terms.

(e)  Amendment to Section 5.5—Litigation.    Section 5.5 is hereby amended and restated to read as follows:

There are no actions, proceedings, investigations, or claims against or affecting Borrower or any Guarantor now pending before any court, arbitrator or Governmental Authority (nor to the knowledge of Borrower has any thereof been threatened nor does any basis exist therefor) which might reasonably be determined adversely to Borrower or such Guarantor and which, if determined adversely, would be likely to have a material adverse effect on the financial condition or operations of Borrower or any Guarantor or to impair Agent’s lien on the Collateral or Borrower’s or any Guarantor’s rights therein, except as described on Schedule 5.5 to the Sixth Amendment.

(f)   Amendment to Section 5.6—Lien Priority.    Section 5.6 of the Credit Agreement is hereby amended deleting it entirely and replacing it with the following:

Lien Priority.    On the date any Loan is made or any Letter of Credit is issued hereunder, each Security Document will constitute a valid and perfected lien of first priority in and to all the Collateral and will be enforceable against all third parties in all jurisdictions as security for all obligations which such Security Document purports to secure.

(g)  Amendment to Section 5.16—Real Property.    The following is added as a new Section 5.16.

Real Property.    Schedule 5.16 to the Sixth Amendment accurately identifies all real property and real property interests (including leasehold interests) owned by Borrower and each Guarantor as of the date of the Sixth Amendment.

(h) Amendment to Section 6.8—Insurance.    Section 6.8 of the Credit Agreement is hereby amended by replacing the reference to “Security Agreement” with “Security Documents.”

(i)  Amendment to Section 6.16—Guaranties and Security Agreements from Subsidiaries.    Section 6.16 of the Credit Agreement is hereby amended by deleting it entirely and replacing it with the following:

Guaranties and Security Agreements from Subsidiaries.    After any person becomes a Domestic Subsidiary of Borrower and unless Agent and the Majority Lenders provide prior written consent to the contrary, such Domestic Subsidiary shall execute and deliver to Agent, promptly upon Agent’s request: (a) a supplement to the Guaranty, unconditionally guarantying Borrower’s obligations under the Loan Documents, (b) a supplement to the Guarantor Security Agreement granting Agent for its benefit and the ratable benefit of Lenders, a first priority and exclusive security interest in all personal property of such Domestic Subsidiary, (c) Deeds of Trust granting Agent for its benefit and the ratable benefit of Lenders, a first priority and exclusive lien in all real property of such Domestic Subsidiary, (d) a copy of a resolution adopted by the Board of Directors of such Domestic Subsidiary authorizing the execution, delivery, and performance of the Guaranty, Guarantor Security Agreement and any such Deed of Trust, and (e) such other documents and agreements as Agent may reasonably request. All of the foregoing documents shall be in form and substance satisfactory to Agent. Each such Domestic Subsidiary shall be referred to herein as a “Guarantor.”

(j)  Amendment to Section 7.5—Liens.    Section 7.5 of the Credit Agreement is hereby amended by deleting it entirely and replacing it with the following:

Liens.    Neither Borrower nor any Guarantor shall create, assume or suffer to exist any Lien except (a) liens pursuant to the Security Documents, (b) existing Liens reflected in the balance sheet referred to in Section 5.7, (c) Liens described on Schedule 7.5 to the Sixth Amendment, (d) the Junior Security Interest (as defined in the Intercreditor Agreement), but such Junior Security Interest shall be permitted only so long as the Intercreditor Agreement is in effect, and (e) with respect to any Guarantor, liens pursuant to the Guarantor Security Agreement.

(k)  Amendment to Section 8.1(o)—Events of Default.    Section 8.1(o) of the Credit Agreement is hereby amended by deleting it entirely and replacing it with the following:

(o)  Additional Event of Default.    It shall be an additional Event of Default:

(1)  if any of the following has not occurred within 30 days after the date of the Sixth Amendment:

(i)  Agent shall have received evidence of Agent’s perfected first priority lien in all of Borrower’s and Guarantors’ property located outside the United States (or in such portion of such property as Agent may request);

(ii)  notices of Agent’s security interest in all of Borrower’s and Guarantors’ registered patents and trademarks and applications for patents and trademarks shall have been filed with the applicable Governmental Authority;

(iii)  Borrower shall have duly executed and delivered the Washington Deed of Trust to Agent and Borrower and each Guarantor shall have granted Agent a lien on their interests in all other real property located in the United States (or in such portion of such property as Agent may request);

(iv)  Agent shall have received evidence satisfactory to it that (A) the liens referred to in clause (iii) above have been duly authorized, are enforceable against the grantor and all third parties, and have priority over all other Liens against such property other than Liens consented to by Agent, and (B) Borrower or the applicable Guarantor has obtained all such consents or approvals from third parties as may be required in connection with the grant of each such lien;

(v)  Agent shall have received Control Agreements, duly executed by the parties thereto perfecting Agent’s security interest in all Deposit Accounts;

(vi)  (A)  Avure Technologies, Inc. shall have duly issued share certificates evidencing all ownership interests therein; (B) Borrower shall have executed and delivered to Agent a Supplement (as defined in the Pledge Agreement) pledging such shares to Agent; (C) Borrower shall have delivered such share certificates to Agent together with assignments separate from certificate duly executed by Borrower in blank; and (D) Agent shall have received evidence satisfactory to it that such issuance, execution and delivery were duly authorized and effective and that

Agent has a perfected security interest in all such shares free of all Liens other than those expressly permitted by this Agreement;

(vii) (A) Agent shall have received evidence that all conditions to the attachment of Agent’s security interest in Borrower’s ownership interests in Flow Autoclave Systems, Inc., a Delaware corporation (“Flow Autoclave”) have been satisfied and that Agent has a perfected first priority security interest in all such ownership interests of Borrower; (B) Borrower shall have delivered to Agent all share certificates evidencing Borrower’s ownership of Flow Autoclave together with assignments separate from certificate duly executed by Borrower in blank; (C) Flow Autoclave shall have become a party to and bound by the Guaranty and Guarantor Security Agreement through the execution and delivery to Agent of Supplements (as defined in each such agreement); and (D) Agent shall have received evidence satisfactory to it that the security interests granted by Flow Autoclave under the Guarantor Security Agreement are perfected first priority security interests free of all Liens other than those expressly permitted by this Agreement; provided, however, a Event of Default shall not occur if any of clauses (A) through (D) of this subsection (vii) are not fulfilled notwithstanding the best efforts of Borrower.

(viii)  (A) Borrower shall have delivered to Agent share certificates evidencing Borrower’s ownership interest in CIS Acquisition Corporation (“CIS”) and Flow Waterjet Florida Corporation (“Flow Waterjet”) together with assignments separate from certificate duly executed by Borrower in blank; (B) the shares of CIS and Flow Waterjet shall have been added to the Pledge Agreement through a Supplement as contemplated thereby; and (C) Agent shall have received evidence satisfactory to it that Agent’s security interests Borrower’s ownership interest in CIS and Flow Waterjet are perfected first priority security interests free of all Liens other than those expressly permitted by this Agreement;

(ix)  (A) Borrower shall have delivered to Agent share certificates evidencing 65% of Borrower’s ownership interest in each of the Foreign Subsidiaries (as defined in the Pledge Agreement) together with assignments separate from certificate duly executed by Borrower in blank; (B) all such shares and ownership interests shall have been added to the Pledge Agreement through a Supplement as contemplated thereby; and (C) Agent shall have received evidence satisfactory to it that Agent’s security interests Borrower’s ownership interest in all such Foreign Subsidiaries are perfected first priority security interests free of all Liens other than those expressly permitted by this Agreement;

(x)   All Waived Conditions (as defined below) shall have been fulfilled to Agent’s satisfaction. “Waived Conditions” means any of the Conditions to Effectiveness set forth in Section 3 of the Sixth Amendment that were waived by Agent for the purposes thereof or otherwise not been fulfilled in connection with effectiveness of the Sixth Amendment;

(xi)  Agent shall have received from Borrower a completed Schedule 4 (Patents and Patent Licenses) and Schedule 5 (Trademarks and Trademark Licenses) to the Guarantor Security Agreement;

(xii)  Agent shall have received such other evidence as it may deem necessary or appropriate that all documents executed and/or delivered and all actions taken pursuant to clauses (i) through (xi) above have been duly authorized and are legally effective, binding and enforceable;

(xiii)  Agent shall have received a legal opinion from Borrower’s counsel (acceptable to Agent) in substantially in the form of Exhibit J-2 hereto or otherwise covering, to Agent’s satisfaction, all matters covered by the opinion attached hereto as Exhibit J-1 that have not, in Agent’s opinion, been adequately addressed by the opinion of counsel delivered in connection with the Sixth Amendment; and

(xiv)  Borrower and Guarantors shall have provided such additional information concerning their real and personal property and assets as Agent may request; or

(2)  if Borrower has not cooperated with Agent in conducting a collateral exam of inventory and accounts receivable, at Borrower’s expense, by October 31, 2002.

(l)  Amendment of Section 8.1—Events of Default.    Section 8.2 of the Credit Agreement is hereby amended by adding the word “or” after subsection (o) and adding the following new sections:

(p)  Guarantor Default; Invalidity of Guaranty.    (i) Any Guarantor shall fail to perform or observe any covenant, obligation or term of any Guarantor Document and such failureshall continue unremedied after the applicable grace period, if any, specified therein; (ii) any misrepresentation or breach of any warranty by any Guarantor under any Guarantor Document shall occur; (iii) any of the events or circumstances referred to in Section 8.1(e) through 8.1(n) whose occurrence or existence would constitute a Default or an Event of Default with respect to Borrower shall occur or exist with respect to any Guarantor; or (iv) any Guarantor

Document shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect (except as expressly permitted hereunder) in respect of any Guarantor, or any Guarantor or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; or

(q)  Impairment of Security.    Any Security Document ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or the Agent shall not have or shall cease to have a valid and perfected Lien of first priority in the Collateral purported to be covered thereby.

3.  Conditions to Effectiveness.    This Amendment (other than Sections 2(j)) shall become effective upon the fulfillment to Agent’s satisfaction (or Agent’s waiver) of all of the following conditions:

(a)  New Documents.    The New Borrower Documents (other than the Intercreditor Agreement) and the Guarantor Documents shall have been duly executed and delivered by the parties thereto.

(b)  Security Interest and Lien.    Agent shall have received evidence of perfection and the first priority of the security interest and liens created by the Security Documents and the absence of any other Liens on the Collateral other than those expressly permitted by the Credit Agreement.

(c)  Borrower and Guarantor Authority.    Agent shall have received in form and substance satisfactory to it (i) copies of the Articles of Incorporation and Bylaws of Borrower and each Guarantor, certified by the Secretary of Borrower or such Guarantor, as applicable; (ii) a copy of a resolution adopted by the Board of Directors of Borrower authorizing the execution, delivery and performance of the New Borrower Documents, certified by the Secretary of Borrower; (iii) a copy of a resolution adopted by the Board of Directors of each Guarantor authorizing the execution, delivery and performance of the Guarantor Documents, certified by the Secretary of the applicable Guarantor; (iv) evidence of the authority and specimen signatures of the persons who have signed the New Borrower Documents and the Guarantor Documents on behalf of Borrower and each Guarantor; (v) a Certificate of Good Standing dated as of a recent date issued by the Secretary of State of Washington in respect of Borrower; (vi) a Certificate of Good Standing dated as of a recent date issued by the Secretary of State of each Guarantor’s state of incorporation and (vii) such other evidence of corporate authority as Agent shall reasonably require.

(d)  Legal Opinion.    Agent on behalf of each Lender shall have received a legal opinion of counsel to Borrower reasonably acceptable to Agent, substantially in form of Exhibit J-1 hereto.

(e)  Fees and Expenses.    Borrower shall have paid Agent for all fees and expenses (including attorneys’ fees) incurred in connection with this Sixth Amendment.

Section 2(j) of this Amendment (amending Section 7.5 of the Credit Agreement) shall become effective when the Conditions to Effectiveness set forth above have been fulfilled to Agent’s satisfaction (or waived by Agent) and, in addition, the Intercreditor Agreement shall have been executed and delivered by the parties thereto.

3.  Representations and Warranties.    Borrower hereby represents and warrants to the Lenders and Agent that each of the representations and warranties set forth in Article 5 (as amended herein) of the Credit Agreement is true and correct in each case as if made on and as of the date of this Amendment and Borrower expressly agrees that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made hereunder shall prove to have been incorrect in any material respect when made.

4.  Release and Waiver.    Borrower ratifies and reconfirms the Loan Documents (as amended herein) and all of its obligations and liabilities thereunder and hereby waives and releases any and all defenses that either of them may now have or hereafter acquire with respect to the Loan Documents based on or otherwise relating to any events or circumstances which occurred or existed on or prior to the date hereof. Borrower hereby releases and forever discharges the Agent and the Lenders, their respective affiliates, and their respective officers, directors, agents and employees from every claim, demand and cause of action whatsoever, of every kind and nature, whether presently known or unknown, suspected or unsuspected, arising or alleged or to have risen or which shall arise hereafter from any act, omission or condition which occurred or existed on or prior to the date of this Amendment.

5.  No Further Amendment.    Except as expressly modified by the terms of this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and the parties hereto expressly reaffirm and ratify their respective obligations thereunder.

6.  Fees and Expenses.    Immediately upon the execution and delivery of this Amendment, Borrower shall have paid Agent for all fees and expenses (including attorneys’ fees) incurred in connection herewith.

7.  Governing Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of Washington.

8.  Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

9.  Oral Agreements Not Enforceable.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number Six to Amended and Restated Credit Agreement as of the date first above written.

BORROWER:	FLOW INTERNATIONAL CORPORATION

By:
Michael R. O’Brien Chief Financial Officer

By:
John Leness General Counsel and Secretary

LENDERS:	BANK OF AMERICA, N.A.

By:
Thomas E. Brown Senior Vice President

U.S. BANK NATIONAL ASSOCIATION

By:
Elizabeth C. Hengeveld Vice President

KEYBANK NATIONAL ASSOCIATION

By:
Jason R. Gill Vice President

AGENT:	BANK OF AMERICA, N.A.

By:
Ken Puro Vice President

Schedule 5.5
(to Sixth Amendment)

Litigation

In addition to a number of product liability matters, all of which involve insured losses, the following contractual dispute is pending:

Robotic Production Technology, Inc. v. Flow International Corporation, U.S. District Court, E.D. Mich. Case No. 99-74659.

Schedule 5.16
(to Sixth Amendment)

Real Property and Real Property Interests

Borrower Real Property

Name and Location of Property	Fee Owner/Lessor	Nature of Borrower’s Interest (if not Fee)
ASI Manufacturing Facility 1635 Production Road, Jeffersonville, Indiana 47130	Borrower	Fee Simple
Corporate Offices 23500 64th Avenue South Kent, Washington 98032	Property Reserve, Inc.	Leasehold Interest
Technical Center 23307 66th Avenue South Kent, Washington 98032	Security Capital Industrial Trust	Leasehold Interest
CIS Robotics Location Demo Lab/Training 30000 Beck Road Wixom, Michigan 48393	Andrew B. Pelto, Trustee	Leasehold Interest
HydroDynamic Cutting Services Location 207 Nolan Road Broussard, Louisiana	To be provided by Borrower	Leasehold Interest

Guarantor’s Real Property

Name of Guarantor	Name and Location of Property	Fee Owner/Lessor	Nature of Guarantor’s Interest (if not Fee)
Avure Technologies, Inc.	Corporate Offices Southwind Office Center Building A 8245 Tournament Dr. Memphis, Tennessee 38125	Highwoods/Tennessee Holdings, LP	Leasehold Interest

Schedule 7.5
(to Sixth Amendment)
Liens

The following liens, as amended, continued or assigned:

1.  UCC-1 filed on September 15, 1994 with the Washington Department of Licensing against Borrower as debtor by U.S. Bancorp Leasing & Financial as secured party under Filing No. 942580397 covering certain leased equipment comprised of one new okuma MC-40VB vertical machining center and related controls and attachments describe therein subject to that certain Lease Agreement dated February 26, 1993.

2.  UCC-1 filed on August 25, 1997 with the Washington Department of Licensing against Borrower as debtor by Panasonic Communications, assigned to Sanwa Leasing Corp., as secured party under Filing No. 972370362 covering certain leased equipment comprised of a copy machine.

3.  UCC-1 filed on March 23, 1998 with the Washington Department of Licensing against Borrower as debtor by Panasonic Communications, assigned to Sanwa Leasing Corp., as secured party under Filing No. 980820100 covering certain leased equipment comprised of a fax machine.

4.  UCC-1 filed on April 29, 1999 with the Washington Department of Licensing against Borrower as debtor by Panasonic Communications, assigned to Fleet Leasing Corp., as secured party under Filing No. 991190205 covering certain leased equipment comprised of a fax machine.

5.  UCC-1 filed on May 24, 1999 with the Washington Department of Licensing against Borrower as debtor by Panasonic Communications, assigned to Fleet Leasing Corp., as secured party under Filing No. 991440209 covering certain leased equipment comprised of a copy machine.

6.  UCC-1 filed on July 6, 1999 with the Washington Department of Licensing against Borrower as debtor by Winthrop Resources Corp., as secured party under Filing No. 991870742 covering certain leased equipment comprised of AS/400.

7.  UCC-1 filed on October 21, 1999 with the Washington Department of Licensing against Borrower as debtor by Winthrop Resources Corp., assigned to Fleet Business Credit Corp., as secured party under Filing No. 992940139 covering certain leased equipment comprised of computer and network equipment.

8.  UCC-1 filed on November 17, 1999 with the Michigan Department of State against Borrower as debtor by Crown Credit Company, as secured party under Filing No. D588465.

9.  UCC-1 filed on June 22, 2000 with the Washington Department of Licensing against Borrower as debtor by PCL Leasing Corp., assigned to U.S. Bank, National

Association, as secured party under Filing No. 20001740030 covering certain leased equipment comprised of computer and network equipment.

10.  UCC-1 filed on August 10, 2000 with the Washington Department of Licensing against Borrower as debtor by Winthrop Resources Corp. as secured party under Filing No. 20002230274, and assigned to U.S. Bankcorp Leasing & Financial on April 2, 2001, as secured party under Filing No. 20010920111 covering certain leased equipment comprised of computer and network equipment.

11.  UCC-1 filed on November 11, 2000 with the Washington Department of Licensing against Borrower as debtor by Winthrop Resources Corp. as secured party under Filing No. 20003180416, and assigned to U.S. Bankcorp Leasing & Financial on April 2, 2001, as secured party under Filing No. 20010920113 covering certain leased equipment comprised of computer and network equipment.

12.  UCC-1 filed on December 12, 2001 with the Washington Department of Licensing against Borrower as debtor by Minolta Business Solutions, as secured party under Filing No. 200200459558 covering certain leased equipment comprised of a copy machine.

13.  UCC-1 filed on April 13, 2001 with the Washington Department of Licensing against Borrower as debtor by Jules and Associates, Inc., assigned to TCF Leasing, Inc., as secured party under Filing No. 20011030227 covering certain leased equipment comprised of manufacturing equipment.

14.  UCC-1 filed on February 22, 2002 with the Michigan Department of State against Borrower as debtor by Trumpf, Inc., as secured party under Filing No. D876799.